UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2013

DYNACQ HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 000-21574

IRS Employer Identification No. 76-0375477

4301 Vista Road Pasadena, Texas 77504	(713) 378-2000
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on March 7, 2013, our wholly owned subsidiary, Vista Land & Equipment, LLC (“Vista Land”), entered into a Commercial Contract of Sale with RCR Healthcare Dallas, LLC (“RCR Healthcare”). On July 12, 2013, the transactions contemplated by the agreement closed, whereby Vista Land sold our hospital facility in Garland, Texas, formerly known as the Vista Hospital of Dallas (the “Garland facility”), to RCR Healthcare. At closing, Vista Land received a total of $4,830,715.03 for the Garland facility, after deducting for commissions, fees, taxes and certain adjustments. In connection with an insurance claim for casualty losses at the Garland Facility, an additional $100,000 from RCR Healthcare was put into escrow to be held for payment of a deductible. Upon final determination of the claim, Vista Land may be entitled to reimbursement of some of this escrow amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: July 17, 2013	/s/ Eric K. Chan
By: Eric K. Chan,
Chief Executive Officer